UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2016

ARTVENTIVE MEDICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-144226	26-0148468
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

2766 Gateway Rd.

Carlsbad, CA 92009

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (760) 471-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2016, the Board of Directors accepted the resignation of H. James Graham as Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board.  Mr. Graham accepted the position of Executive Chairman of the Board of Directors.  Mr. Graham will receive a salary of $96,000 per year for his services as Executive Chairman.

There have been no disagreements between Mr. Graham and the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.  The Company has provided Mr. Graham a copy of the disclosures it is making in this Item 5.02 no later than the day of filing this Form 8-K with the SEC.  The Company has also provided him the opportunity to furnish the Company, as promptly as possible, a letter addressed to the Company stating whether he agrees with the statements made by the Company in this Item 5.02, and, if not, stating the respects in he they do not agree.  The Company will file any letter received from Mr. Graham by the Company with the SEC as an exhibit by an amendment to this Form 8-K within two business days after receipt by the Company.

Dr. Leon Rudakov will retain his position as the Company’s President and CTO at  a salary of $96,000 per year, effective immediately.

On March 15, 2016, the Board of Directors additionally appointed Christopher Thorson as a member of the Board of Directors.  The following is a brief description of Mr. Thorson’s business experience for the past five years:

Mr. Thorson has been employed by the Company since May 2015and has served as a project manager and coordinator of the financial and operation of the company.  From 1981 through 2009, Mr. Thorson was employed by the Insurance Corporation of British Columbia where he served in positions as Cl Manager of Claims, Manager of Internal Auditing, Manager of Claims Quality Service, Manager of Claims Planning, and Senior Manager of Claims Analysis and Support.    We believe that Mr. Thorson’s extensive experience in finance, exposure to the operations of our business and resultant experience in the medical device industry gives him the qualifications and skills to serve on our Board of Directors.

There are no family relationships between Mr. Thorson and any member of the Board of Directors or any other officer of the Company.  There have been no transactions since the beginning of the Company’s last fiscal year, or any proposed transaction, in which the Company was or is to be party and in which Mr. Thorson had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTVENTIVE MEDICAL GROUP, INC.
ss//James Graham
Dated: March 15, 2016	By:	H. James Graham
	Its	Executive Chairman